Exhibit 99.1
RCN Reports Second Quarter 2010 Results
Revenue Reaches $195 Million
EBITDA Reaches $53 Million, Including Deal Costs of $3 Million
Free Cash Flow Reaches $10 Million
HERNDON, Va., August 10, 2010 — RCN Corporation (NASDAQ: RCNI) today announced second quarter 2010 results.
RCN Corporation is a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, in Philadelphia, Lehigh Valley (PA), New York, Boston, Chicago and Washington D.C., as well as high-capacity transport services to carrier and large enterprise customers.
“During the second quarter, RCN generated solid, consistent levels of Revenue, EBITDA and Free Cash Flow,” stated Peter D. Aquino, President and Chief Executive Officer. “We continued to make progress in our key customer-facing initiatives, rolling out TiVo® Premiere from RCN HD DVR and DOCSIS 3.0, and RCN Metro successfully launched its Xtreme Network in New York and New Jersey. We remain focused on continued execution while we finalize the process of closing our merger with an affiliate of ABRY Partners.”
Second Quarter Review
Following are highlights of second quarter 2010 results for consolidated RCN and for the company’s two reporting segments: Residential/Small-Medium Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks.
Consolidated Results
•	Revenue. Total revenue of $195 million increased 1% from $192 million in the second quarter of 2009 and increased 2% from the first quarter of 2010.

•
EBITDA. EBITDA of $53 million decreased from $56 million in the second quarter of 2009 and increased slightly from the first quarter of 2010. Included in 2010 EBITDA results are costs related to the pending acquisition of the company, including $1.3 million in the first quarter of 2010 and $3.0 million in the second quarter of 2010. Excluding these costs, EBITDA increased 2% from the second quarter of 2009 and 4% from the first quarter of 2010, and EBITDA margin of 29% grew slightly from the second quarter of 2009 and the first quarter of 2010. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Capital Expenditures. Capital expenditures were $30 million, up from $25 million in the second quarter of 2009 and $22 million in the first quarter of 2010, driven primarily by the timing of certain investments in the Residential/Small-Medium Business segment.

•
Free Cash Flow. Free cash flow was $10 million, compared to $10 million in the second quarter of 2009 and $7 million in the first quarter of 2010. Free cash flow also included costs related to the pending acquisition of the company, as noted above. Free cash flow is a non-GAAP financial measure — see “Non-GAAP Measures” below.

Residential/Small-Medium Business Segment
•
Revenue. Residential/Small-Medium Business revenue of $145 million was comparable to $145 million in the second quarter of 2009 and increased 3% compared to the first quarter of 2010. Year-over-year revenue comparisons reflect 8,000 fewer customers partially offset by an increase in average revenue per customer (“ARPC”) to $113.

•
EBITDA. Residential/Small-Medium Business EBITDA of $37 million decreased from $40 million in the second quarter of 2009 and increased from $36 million in the first quarter of 2010. Included in 2010 EBITDA results are costs related to the pending acquisition of the company, including $0.9 million in the first quarter of 2010 and $2.2 million in the second quarter of 2010. Excluding these costs, EBITDA of $40 million decreased 1% from the second quarter of 2009 and increased 6% from the first quarter of 2010, and EBITDA margin of 27% decreased slightly from the second quarter of 2009 and increased nearly 100 basis points from the first quarter of 2010.

•
Capital Expenditures. Residential/Small-Medium Business capital expenditures were $21 million, up from $16 million in the second quarter of 2009 and $12 million in the first quarter of 2010, due primarily to the timing of key investments, including DOCSIS 3.0, the launch of TiVo® Premiere from RCN HD DVR, and selected footprint expansion.

•
Customers and RGUs. Residential/Small-Medium Business customers of approximately 422,000 decreased 8,000 compared to the second quarter of 2009 and 4,000 compared to the first quarter of 2010, due in part to continued tightening of credit standards for new customers in certain markets. Total revenue generating units of approximately 886,000 decreased by 25,000 compared to the second quarter of 2009 and decreased by 10,000 compared to the first quarter of 2010, as continued growth in data RGUs was offset by a reduction in voice RGUs, consistent with trends for highly-penetrated landline voice providers, and a decrease in video RGUs, due to the customer trends noted above.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $50 million increased 5% from $47 million in the second quarter of 2009, and increased 1% from the first quarter of 2010, driven primarily by continued growth in transport services as well as growth in IP and colocation services.

•
EBITDA. RCN Metro EBITDA of $16 million increased slightly from the second quarter of 2009 and decreased slightly from the first quarter of 2010. Included in 2010 EBITDA results are costs related to the pending acquisition of the company, including $0.3 million in the first quarter of 2010 and $0.8 million in the second quarter of 2010. Excluding these costs, EBITDA increased 7% from the second quarter of 2009 and decreased slightly from the first quarter of 2010, with EBITDA margin of 34% growing nearly 100 basis points from the second quarter of 2009 and declining by nearly 100 basis points from the first quarter of 2010.

•	Capital Expenditures. RCN Metro capital expenditures were $9 million, flat from $9 million in the second quarter of 2009 and down from $10 million in the first quarter of 2010.
Reported Results
Revenue was $195 million in the second quarter of 2010, compared to $192 million in the second quarter of 2009 and $190 million in the first quarter of 2010. Net income was $3 million in the second quarter of 2010, compared to a net loss of $9 million in the second quarter of 2009 and net income of $5 million in the first quarter of 2010. As reported previously, the swing to net income from net loss is due primarily to lower depreciation expense, as certain assets became fully depreciated during 2009.
Michael T. Sicoli, Chief Financial Officer, stated, “In the second quarter, RCN generated strong levels of free cash flow despite the inclusion of deal-related costs and increased investments in capital expenditures. We are pleased with the results to date of our decision to tighten up-front customer credit standards in certain markets within our Residential/Small-Medium Business segment, and we will expand the program to additional markets during the third quarter to support our long-term profitability.”

Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, Free Cash Flow and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. Reconciliations to comparable GAAP measures as well as definitions begin on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-Q)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenues	$194.6	$192.3	$384.7	$381.6
Costs and expenses:
Direct expenses	71.3	69.3	143.5	139.6
Selling, general and administrative (including stock-based compensation expense)	72.6	69.6	140.5	138.7
Exit costs and restructuring charges, net	(0.2)	—	(0.1)	0.3
Depreciation and amortization	37.8	50.9	74.7	99.6

Operating income	13.2	2.5	26.2	3.4

Investment income	—	0.1	—	0.3
Interest expense	(9.7)	(11.0)	(19.4)	(22.0)
Other (expense) income, net	—	(0.2)	2.0	—

Income (loss) from continuing operations before income taxes	3.5	(8.6)	8.7	(18.3)
Income tax expense	0.1	0.8	0.4	0.8

Net income (loss)	$3.5	$(9.4)	$8.4	$(19.0)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30, 2010	December 31, 2009

ASSETS

Current Assets:
Cash and cash equivalents	$37.4	$71.8
Short-term investments	43.0	15.1
Accounts receivable, net of allowance for doubtful accounts	63.4	65.7
Prepayments and other current assets	16.9	14.7

Total current assets	160.7	167.4

Property, plant and equipment, net of accumulated depreciation	640.2	654.7
Goodwill	15.5	15.5
Intangible assets, net of accumulated amortization	105.9	106.2
Long-term restricted investments	9.6	11.7
Deferred charges and other assets	14.3	15.1

Total assets	$946.0	$970.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses related to trade creditors	$64.3	$66.2
Accrued expenses and other liabilities	60.5	70.3
Current portion of long-term debt and capital lease obligations	7.2	25.9

Total current liabilities	132.0	162.4

Long-term debt and capital lease obligations, net of current maturities	705.9	709.3
Other long-term liabilities	98.3	90.6

Total liabilities	936.2	962.3

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in-capital	460.7	454.2
Treasury stock	(10.3)	(6.4)
Accumulated deficit	(394.7)	(403.0)
Accumulated other comprehensive loss	(46.3)	(37.0)

Total stockholders’ equity	9.8	8.1

Total liabilities and stockholders’ equity	$946.0	$970.5

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	For the six months ended
	June 30, 2010	June 30, 2009

Cash flows from operating activities:
Net income (loss)	$8.4	$(19.0)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	5.7	4.5
Depreciation and amortization	74.7	99.6
Other, net	1.5	0.6
Net change in certain assets and liabilities	(7.8)	(19.3)

Net cash provided by operating activities	82.3	66.3

Cash flows from (used in) investing activities:
Additions to property, plant and equipment	(65.1)	(49.4)
Investment in intangibles	(1.2)	—
Increase in short-term investments	(27.8)	(0.1)
Proceeds from sale of assets	1.0	0.6
Decrease in restricted investments	2.1	3.7

Net cash used in investing activities	(91.0)	(45.3)

Cash flows from (used in) financing activities:
Payments of long-term debt, including capital leases	(22.2)	(3.7)
Dividend payments	(0.5)	(0.6)
Cost of common shares repurchased	(3.9)	(5.7)
Proceeds from the exercise of stock options	0.9	—

Net cash used in financing activities	(25.7)	(10.0)

Net (decrease) increase in cash and cash equivalents	(34.4)	11.0
Cash and cash equivalents at beginning of the period	71.8	10.8

Cash and cash equivalents at end of the period	$37.4	$21.8

OPERATING RESULTS
RESIDENTIAL / SMALL BUSINESS SEGMENT
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009

Video	$80.3	$78.0	$78.5
Data	36.7	34.5	35.8
Voice	24.7	25.3	27.4
Recip Comp/Other	3.3	3.2	3.5

Total Revenue	145.0	140.9	145.1

Direct expenses	52.9	54.0	52.1
Selling, general and administrative (1)	54.8	50.6	53.1

EBITDA	$37.4	$36.3	$39.9
EBITDA Margin	25.8%	25.8%	27.5%

Capital Expenditures	$21.1	$12.2	$15.8

Key Metrics
(customers & RGUs in thousands)

Video RGUs	356	361	368
Data RGUs	316	315	307
Voice RGUs	214	220	236

Total RGUs	886	896	911

Customers	422	426	430
Average Revenue Per Customer	$113	$109	$111
Digital Penetration	100%	100%	91%
OPERATING RESULTS
RCN METRO OPTICAL NETWORKS SEGMENT
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
(dollars in millions)	2010	2010	2009

Transport Services	$37.8	$37.6	$36.0
Data and Internet Services	1.9	1.8	1.1
Co-location	3.1	3.0	2.9
Leased Services	5.0	5.0	5.2
Installation and other	1.8	1.7	1.9

Total Revenue	49.6	49.2	47.2

Direct expenses	18.4	18.2	17.1
Selling, general and administrative (1)	15.2	14.4	14.5

EBITDA	$16.0	$16.7	$15.6
EBITDA Margin	32.2%	33.9%	33.0%

Capital Expenditures	$9.2	$9.5	$9.2

(1)	Excludes stock-based compensation expense

RCN Corporation
Non-GAAP Reconciliation
(1)
EBITDA is defined as net income (loss) plus income tax benefit (expense), other (expense) income net, (loss) gain on sale of assets, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation expense and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
(dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009

Net income/(loss)	$3.5	$4.9	$(9.4)
Income tax expense	0.1	0.3	0.8
Other income, net	—	(2.0)	0.2
Interest expense	9.7	9.7	11.0
Investment income	—	—	(0.1)
Depreciation and amortization	37.8	36.9	50.9
Non-cash stock-based compensation expense	2.6	3.1	2.1
Exit costs & restructuring charges, net	(0.2)	—	—

EBITDA	$53.4	$53.0	$55.5
EBITDA Margin	27.4%	27.9%	28.9%

(2)
Segment EBITDA is defined as operating income before depreciation and amortization, non-cash stock-based compensation expense, exit costs and restructuring charges. This measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations, as well as non-cash stock-based compensation and other special items such as exit costs and other restructuring charges. We use this measure to evaluate our consolidated operating performance and the performance of our operating segments, and to allocate resources and capital. It is also a significant performance measure in our annual incentive compensation programs. We believe that this measure is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure may not be directly comparable to similar measures used by other companies. Because we use this metric to measure our segment profit or loss, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP. Segment EBITDA should not be considered as a substitute for operating income (loss), net income (loss), net cash provided by operating activities, or other measures of performance or liquidity we have reported in accordance with GAAP.

RESIDENTIAL / SMALL BUSINESS SEGMENT

	For the three months ended
(dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009

Operating income (loss)	$6.9	$6.1	$(4.0)
Exit costs and restructuring charges, net	(0.2)	—	—
Depreciation and amortization	28.7	27.9	42.3
Non-cash stock-based compensation expense	1.9	2.3	1.6

EBITDA	$37.4	$36.3	$39.9
EBITDA Margin	25.8%	25.8%	27.5%
RCN METRO OPTICAL NETWORKS SEGMENT

	For the three months ended
(dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009

Operating income	$6.3	$6.9	$6.5
Depreciation and amortization	9.0	9.0	8.5
Non-cash stock-based compensation expense	0.7	0.8	0.5

EBITDA	$16.0	$16.7	$15.6
EBITDA Margin	32.2%	33.9%	33.0%
(3)
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC, as defined above, may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
(dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009

Total Revenues	$194.6	$190.1	$192.3
Less: Commercial Revenue	(49.6)	(49.2)	(47.2)
Less: Other Residential Revenue	(1.5)	(1.7)	(1.9)

Customer Revenues	143.5	139.2	143.2

ARPC	$113	$109	$111

(4)
Free cash flow is defined as net cash from operating activities, plus net cash from investing activities, activity in short-term investments and restricted investments. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and our ability to fund scheduled debt maturities and other financing activities. Free cash flow, as defined above, may not be comparable to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of cash flows.

	For the three months ended
(dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009

Net cash provided by operating activities	$41.3	$41.0	$36.5
Change in accrued interest on short-term investments	—	—	0.1
Net cash used in by investing activities	(32.6)	(58.4)	(26.8)
Increase in short-term investments	3.0	24.9	—
Decrease in restricted investments	(1.3)	(0.8)	—

Free Cash Flow	$10.4	$6.6	$9.9
Contact:
RCN
Richard Ramlall
SVP Strategic External Affairs and Programming
(703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio
(212) 838-3777
ccapaccio@lhai.com